UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2005
GENVEC, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-24469	23-2705690

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
65 West Watkins Mill Road
Gaithersburg, MD

(Address of principal executive offices)
20878

(Zip Code)
(240) 632-0740

(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     Effective as of September 20, 2005, GenVec, Inc., entered into a placement agent agreement with SG Cowen & Co., LLC relating to a registered direct offering of 7,650,000 shares of GenVec’s common stock. Under the terms of the transaction, GenVec will sell the common stock at $2.00 per share to a group of institutional investors for gross proceeds of $15.3 million. The closing of the offering is expected to take place on September 26, 2005, subject to the satisfaction of customary closing conditions.
     The common stock will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, in connection with a shelf takedown from the Company’s registration statement on Form S-3 (File No. 333-123968), which became effective on April 28, 2005.
     The Placement Agent Agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Company also is filing the form of Stock Purchase Agreement as Exhibit 99.1 hereto. The Company’s press releases filed herewith as Exhibits 99.2 and 99.3 are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits.

Exhibit No.	Description
10.1	Placement Agent Agreement effective as of September 20, 2005 between GenVec, Inc., and SG Cowen & Co., LLC

99.1	Form of Stock Purchase Agreement

99.2	Press Release dated September 21, 2005

99.3	Press Release dated September 21, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC. (Registrant)
By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Chief Financial Officer, Treasurer and Corporate Secretary

Date: September 21, 2005